Exhibit 10.11

EXECUTION COPY

INTELLECTUAL PROPERTY ASSIGNMENT AND ASSUMPTION AGREEMENT

This Intellectual Property Assignment and Assumption Agreement (this “IP Assignment”), is made as of July 1, 2025 (the “Effective Date”), by and between Channel Pharmaceutical Corporation, a Nevada corporation (the “Assignee”), and Channel Therapeutics Corporation, a Nevada corporation (the “Assignor”), and is entered into pursuant to that certain Contribution Agreement, effective as of July 1, 2025 (the “Contribution Agreement”), by and between the Assignee and the Assignor.

RECITALS

WHEREAS, the Assignor has agreed to sell, and the Assignee has agreed to purchase, the Transferred Assets, effective as of the consummation of the transactions under the Contribution Agreement (the “Closing”), on the terms and subject to the conditions and exceptions set forth in the Contribution Agreement;

WHEREAS, the Assignor is the owner of certain patents and “Know How” and other technology relating to the sodium ion-channel known as NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks (collectively, the “Intellectual Property Rights”) used or usable in connection with its business, including, without limitation, the specific intellectual rights and Know How set forth on Schedule A hereto (collectively, the “Assigned IP”); and

WHEREAS, under the terms of the Contribution Agreement, the Assignor agrees to convey, transfer and assign to the Assignee, among other assets, the Intellectual Property Rights and Know How of the Assignor, and agrees to execute and deliver one or more assignments in the form of this IP Assignment for recording with domestic and foreign governmental authorities including, but not limited to, the U.S. Patent and Trademark Office and the U.S. Copyright Office.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Contribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.            Definitions. Capitalized terms not otherwise defined elsewhere in this IP Assignment shall have the meanings ascribed to them in the Contribution Agreement.

2.            Assignment. The Assignor hereby irrevocably conveys, transfers and assigns to Assignee, and Assignee hereby accepts, all of the Assignor’s rights, title and interests in, to and under the Assigned IP recognized in any jurisdiction in the United States and throughout the rest of the world, as applicable, together with any and all goodwill associated with any such intellectual property rights, including, without limitation, any and all Know How, patent rights, trademark rights, copyrights, moral rights, rights associated with any Know How as well as any and all economic rights related to the use or other exploitation of any of the Assigned IP.

3.            Recordation and Further Actions. The Assignor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other domestic and foreign governmental officials to record and register this IP Assignment upon request by the Assignee. The Assignor shall take such steps and actions following the date hereof that are reasonably requested, at the Assignee’s request and expense, including the execution of any documents, files, registrations, or other similar items, to ensure that the Assigned IP is properly assigned to the Assignee, or any assignee or successor thereto. To this end, for the consideration aforesaid, Assignor hereby constitutes and appoints Assignee, its successors, and assigns, the true and lawful attorney and attorneys of Assignor, with full power of substitution, for it and in its name and stead, or otherwise, by or on behalf of and for the benefit of Assignee, its successors and assigns, upon prior notice to Assignor, to do all acts and things, as Assignee, its successors, and assigns, shall deem reasonably necessary or desirable to effectuate the transactions contemplated hereby.

In addition to the above, if, at any time after the Closing, any further action is necessary to carry out the purposes of this IP Assignment, the parties hereto will take such lawful action, including signing such additional documentation, as is reasonably requested by any other party to fully carry out the transactions contemplated by this IP Assignment. To this end, Assignor, shall assign all of its rights, title, and interest in, to, and under any agreements with respect to its drug candidates whether or not such candidates are part of the manufacturing process as well as transfer, contribute, and assign any revenues collected in connection therewith.

4.            Contribution Agreement Controlling. This IP Assignment is executed and delivered pursuant to the Contribution Agreement. This IP Assignment is subject in all respects to the terms and conditions of the Contribution Agreement. Nothing contained in this IP Assignment shall be deemed to supersede, enlarge or modify any of the obligations, representations, warranties, agreements or covenants of the Assignor and Assignee contained in the Contribution Agreement. Notwithstanding anything to the contrary contained in this IP Assignment, in the event of any conflict between the terms of this IP Assignment and the terms of the Contribution Agreement, the terms of the Contribution Agreement shall control. To be free from doubt, the representations, warranties, and covenants contained in this IP Assignment are in addition to those contained in the Contribution Agreement.

5.            No Third-Party Remedies. Nothing in this IP Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the Assignee, the Assignor and their respective successors and assigns any remedy or claim hereunder, and all of the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Assignee, the Assignor and their respective successors and assigns.

6.            Successors and Assigns. This IP Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Assignee shall be permitted to assign any and all rights under this IP Assignment without Assignor consent. Each Party shall have the right to collaterally assign its rights under this IP Assignment to a lender for the purpose of securing the financing or a subsequent refinancing of the transactions contemplated by this IP Assignment, the Contribution Agreement, and the documents associated with the Transaction or to any buyer of a Party or of any Party’s affiliates (whether by acquisition of assets, equity interests, merger, consolidation or any other manner).

7.            Representations and Warranties. Except as set forth in the Contribution Agreement and the Exhibits and Schedules thereto, Assignor hereby represents, warrants, and covenants to Assignee as follows:

(a)       Assignor owns all of the right, title, and interest in, to and under the Assigned IP;

(b)       practicing, using, or otherwise exploiting the technology or rights protected by the Assigned IP does not infringe or violate any rights of any third party;

(c)       Assignor has had no notice and has no knowledge that practicing, using, or otherwise exploiting the technology or rights protected by the Assigned IP infringes or violates any rights of any third party;

(d)       Assignee hereby obtains clean and merchantable title to the Assigned IP, free and clear of all liens, claims, defenses, and encumbrances; and

(e)       Assignor hereby agrees to forever defend the transfer of the Assigned IP transferred hereunder and title thereto unto Assignee, its successors and assigns, against every person whomsoever making any claim thereto, or to any part thereof.

8.            Governing Law; Venue; Waiver of Jury Trial.

(a)       This IP Assignment shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and performed in such state without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

(b)       In any proceeding between any of the parties arising out of or relating to this IP Assignment or any of the transactions contemplated by this IP Assignment, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the federal and state courts of New York, New York located in New York, New York, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in such courts.

(c)       EACH OF THE PARTIES TO THIS IP ASSIGNMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS IP ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.            Counterparts. This IP Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. This IP Assignment may be executed and delivered by facsimile or email signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Assignor has duly executed and delivered this IP Assignment as of the date first above written.

Assignor	CHANNEL THERAPEUTICS CORPORATION

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Executive Officer
and Chief Financial Officer

READ, ACCEPTED, AND AGREED TO:

Assignee	CHANNEL PHARMACEUTICAL CORPORATION

By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	Chief Financial Officer

Schedule A

Assigned IP

Registered Copyrights and applications

None.

Registered Trademarks and applications

None.

Patents